                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of the 7th day of October, 1999, between ACE*COMM Corporation (the "Company") and James Eckler (the "Executive").

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to retain the services of the Executive and to assure his commitment to the Company throughout its recovery period, and, further, to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a corporate reorganization or Change of Control (as defined below) of the Company, and

         WHEREAS, Mr. Eckler has worked for the Company since September 14, 1998 as a consultant, and as an employee effective as of October 19, 1998, and the Board believes that it is in the best interests of the Company to retain Mr. Eckler, and

         WHEREAS, the Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by the recovery period or by a pending or threatened corporate reorganization or Change of Control and, therefore, it is in the best interests of the Company and its shareholders to provide the Executive with compensation and benefits arrangements upon termination which ensure that the compensation and benefits expectations of the Executive will be satisfied and are competitive with those of other corporations.

         NOW, THEREFORE, in order to accomplish these objectives, and in consideration of the promises and mutual agreements herein contained, the Company and Executive hereby agree as follows:

         1.  EMPLOYMENT, DUTIES.
         Subject to the provisions set forth elsewhere in this Agreement, the Company hereby confirms its employment of the Executive as its Executive Vice President, Finance and Administration) (or such other title as is appropriate from time to time as is determined by the Chief Executive Officer), with such responsibilities and authority as shall be assigned to him from time to time by the Board of Directors or the Chief Executive Officer of the Company, provided that after a Change of Control, the Executive's position, authority, duties and responsibilities shall not be substantially diminished from those held, exercised and assigned during the 120-day period immediately preceding the Change of Control.





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         The Executive's duties shall include:

         Duties as directed by the Chief Executive Officer from time to time, including:

  1. Shareholder Relations - Assist the CEO in developing a Company strategy and in disseminating the strategy. Be responsible for compiling and presenting the operating results to the investment community. Assist the CEO in managing the Company Shareholder Relations Program.

  2. Finance - Be responsible for managing the Company's finances. Develop and implement a financing plan, maintain relationships with creditors and manage the Company's finance function.

  3. MIS - Manage the Company's accounting and management information reporting systems (MIS), develop improvement plans, and provide MIS solutions.

  4. Control - Be responsible for Company internal financial controls and external reporting systems and requirements, including SEC reporting.

  5. Legal - Oversee Company contracting function and process and serve as a member of Company's Committee.

  6. M&A - Develop a plan for external growth and assist the CEO in the management of a corporate development program.

  7. Service Operations - Develop a new services business plan for the Company for Board approval and lead the effort to implement such a plan.


         The Executive's principal place of employment shall be at the Company's main headquarters, in Gaithersburg, Maryland, subject to such travel as may be required by his employment.

         The Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the Term of this Agreement (defined below) and to perform his duties faithfully, loyally and to report to, and follow the directions of, the Chief Executive Officer. Beginning as of the date of this Agreement, and for the balance of the Term (excluding any periods of vacation and sick leave to which the Executive is entitled) the Executive agrees to devote his full business time and best efforts to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use his best efforts to perform faithfully and efficiently such responsibilities. During the Term it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and
(C) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

         The Executive represents and warrants that there are no agreements or arrangements, whether written or oral, in effect which would prevent him from rendering exclusive services to the Company during the term hereof, and that he has not made and will not make any commitment, agreement or arrangement, or do any act, in conflict with this Agreement and that entering into this Agreement will not be in violation of any other agreement.

         2.  TERM.
         The term of the Executive's employment commenced on October 19, 1998 and shall end on October 19, 2001, unless sooner terminated, as provided herein, or renewed by mutual agreement of the parties (the "Term").



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         3.  COMPENSATION.
         As compensation for all services to be rendered pursuant to this Agreement, the Company shall pay the Executive, during the Term, the following:

      "Base Salary" payable bi-weekly, less such amounts as shall be required to be withheld by applicable laws and regulations. The "Base Salary" shall be a minimum of $150,000 per year, subject to consideration by the Compensation Committee of the Board of Directors as of October 1 of each year for increases as appropriate.

      "Bonus" In addition to his Base Salary, the Executive shall be eligible to receive with respect to each fiscal year (beginning with respect to the 2000 fiscal year), payable on October 1 of the following year, a bonus of
      (1) up to $75,000 payable in cash or shares of Common Stock of the Company of equivalent value and (2) an option for up to 20,000 shares of Common Stock. Such Bonus shall be payable, based on the Company's financial performance and personal objectives as determined by the Chief Executive Officer and the Board of Directors.

                  Following a Change of Control, the Executive shall be eligible, for each fiscal year ending during the balance of the Term, an annual bonus (the "Annual Bonus") in cash and options at least equal to the average of the bonuses paid to the Executive under the Company's annual bonus plan for the preceding three full fiscal years prior to the Change of Control (or such fewer number of years that he Executive was employed by the Company, annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year) (the "Average Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.




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         4.  OPTION GRANTS.
         The parties have agreed to amend the Executive's Amended and Restated Incentive Stock Option Agreement dated as of August 13,1999 (the "Option"). The terms and conditions of the Option are set forth in the Amended and Restated Option Agreement ("Amended Option Agreement") attached hereto as Attachment A. To the extent that the terms of the Option evidenced in the Amended Option Agreement and in the Amended and Restated Omnibus Stock Plan are in any way inconsistent with the terms of this Agreement, the terms of the Option as set forth in the Amended Option Agreement and Plan shall supersede any terms set forth herein with respect thereto.

Perquisites:

         During the Term the Executive shall be eligible to participate in executive benefit plans generally available to all executives, shall be entitled to use a Company-owned or leased car for business use (subject to a maximum expense to the Company of $550 per month), subject to reimbursing the Company for any personal use and shall be eligible for reimbursement for business expenses in accordance with Company policy.

         After a Change of Control, the Executive shall be eligible to participate in benefit plans at least as favorable to the Executive as were available to the Executive at the Company within the 120 days prior to the Change of Control.

         The Company agrees to use reasonable efforts to maintain liability insurance for present and former directors and officers during the Term and for up to one year thereafter on substantially the terms of the policy currently maintained by the Company, provided that the premium cost of such insurance to the Company does not increase substantially over the cost paid for the Company's current policy - including any subsequent adjustments related to extraordinary events affecting the current policy (which was entered into in August 1999).

         The Company agrees to relocate the Executive, at his discretion, once during the term of this Agreement, from his present address to a location within approximately 10 miles of Company headquarters. Reimbursement for relocation will be in accordance with the Attached Relocation Policy (or a similar plan agreed to by the Company), with the following modification:

     - THE $20,000 CEILING ON THE MAXIMUM REIMBURSEMENT FOR ALL COSTS OF CLOSING (#6 OF POLICY), MAINTENANCE (#7 OF POLICY) AND ACQUIRING A HOME AT A NEW LOCATION (#8 OF POLICY) IS RAISED TO $40,000

         In addition, specifically, if as a result of a Change of Control the Executive is asked to relocate his employment to a location more than 1.5 hours away from the Executive's then residence (as determined by Yahoo Maps), the Executive shall be entitled to receive relocation benefits that are at least as favorable to the Executive as would have been available to the Executive at the Company within the 120 days prior to the Change of Control (up to $90,000).

         6.  TERMINATION AND COMPENSATION THEREFOR PRIOR TO A CHANGE OF CONTROL.

         6.1 DEATH: If the Executive dies during the Term and prior to a Change of Control, this Agreement shall terminate automatically as of the date of death of the Executive. In the event of such termination, all compensation and other benefits payable or provided hereunder shall cease as of the date of termination (except to the extent that death benefits are then payable), and Base Salary and all accrued benefits (if any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Sections 3 or 5, shall be paid to the Executive (or to his heirs, legatees and/or personal representatives) through the date of termination. No Bonus shall be payable with respect to the year in which the Executive dies. The Option will remain exercisable for up to one year from the date of death in



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accordance with the terms of the Option Agreement with respect to Option Shares that have vested as of the date of death. Unvested Option Shares will be deemed cancelled upon the date of death.

         6.2 DISABILITY: If during the Term and prior to a Change of Control the Executive becomes physically, mentally or emotionally disabled, whether totally or partially, as determined by the Board of Directors of the Company in good faith, such as to be unable to perform his services hereunder for a period of one month or shorter periods aggregating one month , the Company may at any time after the last day of the month of disability or on the last day of the shorter periods aggregating one month of disability, terminate the Executive's employment hereunder effective on the 30th day after the date of such written notice. In the event of such termination, all compensation and other benefits payable or provided hereunder shall cease as of the effective date of termination (except to the extent that disability benefits are then payable), and Base Salary and all accrued benefits (if any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Sections 3 or 5, shall be paid to the Executive (or to his guardian or personal representatives) through such date of termination. No Bonus shall be payable with respect to the year in which the termination for disability becomes effective. The Option will remain exercisable for up to 90 days from the effective date of termination in accordance with the terms of the Option Agreement with respect to Option Shares that have vested as of the effective date of termination. Unvested Option Shares will be deemed cancelled upon the effective date of termination.

         6.3  TERMINATION AT ELECTION OF THE COMPANY:

         (A) FOR CAUSE: Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment hereunder at any time prior to a Change of Control, effective upon the date of notice of such termination, upon the occurrence of any of the following, which shall be determined in the sole discretion of the Board of Directors of the Company: (i) the Executive's engaging in conduct that constitutes gross neglect or willful misconduct in carrying out his duties under this Agreement; (ii) the Executive's engaging in any acts or omissions involving dishonesty or that demonstrate a lack of integrity, that have a demonstrably adverse effect on the Company; (iii) the Executive's making knowing material misrepresentations to the Company that injure the business and affairs of the Company, monetarily or otherwise; (iv) the Executive's committing a material breach of any of his obligations under this Agreement. Such termination will be deemed for "Cause."

         In the event of termination of the Executive's employment for Cause, all compensation and other benefits payable or provided hereunder shall cease as of the date of termination and Base Salary and all accrued benefits (if any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Sections 3 or 5, shall be paid to the Executive through the date of termination. No Bonus shall be payable with respect to the year in which the Executive is terminated for Cause. Upon termination of the Executive for Cause, the unvested portion of the Option shall terminate immediately and no longer be exercisable.

         (B) OTHER THAN FOR CAUSE, IN ANTICIPATION OF A CHANGE OF CONTROL: In addition to the Company's right to terminate the Executive's employment pursuant to Section 6.3(a), prior to a Change of Control the Company may, for any reason or for no reason, terminate the Executive's employment upon written notice to the Executive effective upon the date of the notice. In the event that such termination occurs in anticipation of a Change of Control and at the direction of the acquiror (without participation by the Executive), all compensation and other benefits payable or provided hereunder shall cease as of the date of termination and Base Salary and all accrued benefits (if any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Sections 3 or 5, shall be paid to the Executive through the date of termination. No Bonus shall be payable with respect to the year in which the Executive is terminated other than for Cause in anticipation of a Change of Control. As additional compensation for such termination, the Company shall pay the Executive upon such termination a lump sum equal to one year's Base Salary as is in effect as of immediately prior to such termination. In addition, if the effective date of termination is before March 3, 2000, the vesting of 29,500of the Option Shares shall be accelerated to become exercisable as of the effective date of termination and the Option shall be exercisable with


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respect to such shares and to any other Option Shares previously vested as of the effective date of termination and shall remain exercisable for 90 days from the effective date of termination.

         (C) OTHER THAN FOR CAUSE AND NOT IN ANTICIPATION OF A CHANGE OF
CONTROL: In addition to the Company's right to terminate the Executive's employment pursuant to Sections 6.3(a) and (b), prior to a Change of Control the Company may, for any reason or for no reason, terminate the Executive's employment upon written notice to the Executive effective upon the date of the notice. In the event of such termination, all compensation and other benefits payable or provided hereunder shall cease as of the date of termination and Base Salary and all accrued benefits (if any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Sections 3 or 5, shall be paid to the Executive through the date of termination. No Bonus shall be payable with respect to the year in which the Executive is terminated other than for cause. As additional compensation for such termination, the Company shall pay the Executive upon such termination a lump sum equal to one year's Base Salary as is in effect as of immediately prior to such termination. The Option will remain exercisable for up to 90 days from the effective date of termination in accordance with the terms of the Option Agreement with respect to Option Shares that have vested as of the effective date of termination. Unvested Option Shares will be deemed cancelled upon the effective date of termination.

         6.4 TERMINATION BY THE EXECUTIVE: Notwithstanding any other provision of this Agreement, prior to a Change of Control the Executive may terminate his employment upon written notice of termination delivered to the Board of Directors, effective upon the date of receipt of such notice by the Board. In the event of such termination, all compensation and other benefits payable or provided hereunder shall cease as of the date of termination and Base Salary and all accrued benefits (if any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Sections 3 or 5, shall be paid to the Executive through the date of termination. No Bonus shall be payable with respect to the year in which such termination is effective. Upon termination by the Executive, the Option shall terminate immediately and no longer be exercisable, except that the vested portion of the Option, if any, shall remain exercisable for 90 days from the date of termination.

7. Termination and Compensation Therefor following a Change of Control.

         7.1 DEFINITION OF CHANGE OF CONTROL: For the purpose of this Agreement, a "Change of Control" shall mean:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (c) of this Section 7.1; or




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                  (b) Individuals who, as of the date hereof, constitute the
         Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Consummation of a reorganization, merger or consolidation involving the Company or any subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, either (A)(i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be or (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination.

         7.1 DEATH: If the Executive dies during the Term after a Change of Control, this Agreement shall terminate automatically as of the date of death of the Executive. In the event of such termination, all compensation and other benefits payable or provided hereunder shall cease as of the date of termination (except to the extent that death benefits are then payable), and Base Salary and all accrued benefits (if any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Sections 3 or 5, shall be paid to the Executive (or to his heirs, legatees and/or personal representatives) through the date of termination. No Bonus shall be payable with respect to the year in which the Executive dies. The Option will remain exercisable for up to one year from the date of death in accordance with the terms of the Option Agreement with respect to Option Shares that have vested as of the date of death. Unvested Option Shares will be deemed cancelled upon the date of death.

         With respect to the provision of plans or arrangements pursuant to Sections 3 or 5, these shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the benefits that would have been provided by the Company to the estate and beneficiaries of the Executive under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to such Executive and his beneficiaries at any time during the 120-day period immediately preceding the Change of Control.



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         7.2 DISABILITY: If during the Term and after a Change of Control the
Company determines in good faith that the Disability of the Executive has occurred during the Term (pursuant to the definition of Disability set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after the date of such notice (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" after a Change of Control shall mean the Executive' incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative. In the event of such termination, all compensation and other benefits payable or provided hereunder shall cease as of the effective date of termination (except to the extent that disability benefits are then payable), and Base Salary and all accrued benefits (if any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Sections 3 or 5, shall be paid to the Executive (or to his guardian or personal representatives) through the date of termination. No Bonus shall be payable with respect to the year in which the Executive is determined by the Board of Directors to have become disabled. The Option will remain exercisable for up to 90 days from the effective date of termination in accordance with the terms of the Option Agreement, with respect to Option Shares that have vested as of the effective date of termination. Unvested Option Shares will be deemed cancelled upon the effective date of termination.

         7.3  TERMINATION AT ELECTION OF THE COMPANY:

         (A) FOR CAUSE: Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment hereunder at any time after a Change of Control upon the occurrence of any of the following: (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which identifies the manner in which the Board or Chief Executive officer believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. Following a Change of Control, only such termination will be deemed for Cause.

         The cessation of employment of the Executive shall not be deemed to be for Cause following a Change of Control unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or
(ii) above, and specifying the particulars thereof in detail.

         In the event of such termination of the Executive's employment, all compensation and other benefits payable or provided hereunder shall cease as of the date of termination and Base Salary and all accrued benefits (if any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Sections 3 or 5, shall be paid to the Executive through the date of termination. No Bonus shall be payable with respect to the year in which the Executive is so terminated for Cause. Upon termination of the Executive for Cause, the Option shall terminate immediately and no longer be exercisable.

         (B) OTHER THAN FOR CAUSE: In addition to the Company's right to terminate the Executive's employment pursuant to Sections 7.3(a), following a Change of Control the Company may, for any reason or for no reason, terminate the Executive's employment upon written notice to the Executive. In the event of such termination, all compensation and other benefits payable or provided hereunder shall cease as of the date of termination and Base Salary and all accrued benefits (if any) then payable to the Executive



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

pursuant to the terms of any plans or arrangements referred to in Sections 3 or 5, shall be paid to the Executive through the date of termination. No Bonus shall be payable with respect to the year in which the Executive is terminated other than for Cause. As additional compensation for such termination, the Company shall pay the Executive upon such termination a lump sum equal to one year's Base Salary as is in effect as of immediately prior to such termination. In addition, if the effective date of termination is before March 3, 2000, 29,500 of the Option Shares shall be accelerated to become exercisable as of the effective date of termination. The Option shall be exercisable with respect to such accelerated shares and any other Option Shares previously vested as of the effective date of termination and shall remain exercisable for 90 days from the effective date of termination.

7.4      Termination by the Executive:

         (A) FOR GOOD REASON: The Executive may terminate his employment for Good Reason at any time following a Change of Control. For purposes of this Agreement, "Good Reason" shall mean:

                    (i) a substantial diminishment in the position, authority, duties and responsibility of the Executive, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (ii) any failure by the Company to comply with any of the provisions of Sections 3 and 5 of this Agreement, other than a failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive;

                  (iii) the Company's requiring the Executive to be based at a location that is more than 90 miles away from the Company's main headquarters as of immediately prior to the Change of Control, or the Company's requiring him to relocate outside of the United States or the Company's requiring the Executive to relocate more than once after a Change of Control;

                  (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                  (v) any failure by the Company to comply with and satisfy
Section 10.6 of this Agreement.

         In the event of such termination, all compensation and other benefits payable or provided hereunder shall cease as of the date of termination and Base Salary and all accrued benefits (if any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Sections 3 or 5, shall be paid to the Executive through the date of termination. No Bonus shall be payable with respect to the year in which the Executive is terminated other than for cause. As additional compensation for such termination, the Company shall pay the Executive upon such termination a lump sum equal to one year's Base Salary as is in effect as of immediately prior to such termination. In addition, if the effective date of termination is before March 3, 2000, 29,500 of the Option Shares shall be accelerated to become exercisable as of the effective date of termination. The Option shall be exercisable with respect to such accelerated shares and any other Option Shares previously vested as of the effective date of termination and shall remain exercisable for 90 days from the effective date of termination.

         Any termination by the Executive for Good Reason, shall be communicated by notice of termination to the Company indicating the specific termination provision in this Agreement relied upon, and, to the extent applicable, reasonable detail as to the facts and circumstances claimed to provide a basis for termination under the provision so indicated and specifying the termination date (which date shall be not more than thirty days after the giving of such notice).



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

         (B) OTHER THAN FOR GOOD REASON . Nothwithstanding any other provision of this Agreement, the Executive may terminate his employment effective as of the date of his written notice of termination delivered to the Board of Directors. In the event of such termination, all compensation and other benefits payable or provided hereunder shall cease as of the date of termination and Base Salary and all accrued benefits (if any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Sections 3 or 5, shall be paid to the Executive through the date of termination. No Bonus shall be payable with respect to the year in which the Executive effects such termination. Upon such termination by the Executive, the Option shall terminate immediately and shall no longer be exercisable.

         8.  CERTAIN COVENANTS OF THE EXECUTIVE.

         8.1 At all times during the Term, and following termination of this Agreement for any reason, the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others except in connection with the business and affairs of the Company, all confidential matters relating to the business of the Company or matters relating to this Agreement, learned by the Executive heretofore or hereafter, and shall not disclose them to anyone outside of the Company, except (i) as required in the course of performing his duties hereunder, (ii) with the Company's express written consent, or (iii) to the extent that the confidential matter (a) is in the public domain or is generally known in the industry through no unlawful act of the Executive or (b) must be disclosed by the Executive pursuant to law.

         8.2 All memoranda, notes, lists, records and other documents or papers ("Documents") made or compiled by or on behalf of the Executive, or made available to the Executive in connection with his employment are and shall be the property of the Company and, provided that such Documents are in the possession of the Executive or his agent(s), shall be delivered to the Company promptly upon termination of the Executive's employment with the Company or at any other time upon request.

         8.3 The Executive agrees that, for a period beginning on the date of this agreement and ending one year from the date of termination of this Agreement, as a result of termination of employment or expiration of the Term, he will not, engage in any activity that is in competition with the Business of the Company. Business" shall mean the business of providing Operations Support System hardware, services and/or software for data and/or voice networks operated by telecommunications and internet providers and large enterprises, including for billing data collection, billing, customer care, network surveillance, alarm processing and network traffic management. "Business" does not include any information technology that is provided to an entity that is not in the telecommunications Operations Support Systems market. Specifically, by way of example, "Business" would not include technology used for educational, government, military, retail, wholesale, banking or other markets that is not also for the purpose of telecommunications in these markets. Further, it would not include technology for telecommunications that has not been part of the Company's activities in the last three years, from the date hereof, nor for the term of this Agreement Provided that the foregoing shall not prohibit the Executive from owning beneficially less than 5% of the outstanding stock of any class of stock of a corporation the securities of which are regularly traded or quoted on a national securities exchange. Specifically, but without limiting the generality of the foregoing, the Executive shall not directly or indirectly:

         a) Solicit business or in any other way interfere with or disrupt the Company's business relationships with any persons in the Business;

         b) Solicit, hire, contract with or enter into any business dealings with, entice or aid or cooperate with others in soliciting or enticing any employees of the Company to leave the Company and join any other company in the Business;

         c) Divulge any confidential information regarding the Company to anyone not connected with the Company;

         "Indirect" competition shall include any competition undertaken through an entity owned in whole or in part by the Executive or any of his agents or affiliates.

         For a period beginning on the date of this agreement and ending one year from the date of termination of this Agreement, as a result of termination of employment or expiration of the Term, the Executive shall not directly or indirectly, (a) hire, solicit or encourage any employee of the Company to leave such employment, or (b) hire any such employee who has left such employment within one year of the termination of such employment.

         This Section 8.3 shall not be enforceable in the event that the Company owes under the terms of this Agreement (e.g. in the event of termination by the Company without Cause), and fails to pay, to the Executive the lump sum due that is equal to one year's Base Salary as is in effect as of immediately prior to such termination

         8.4 Subject to the last paragraph of Section 8.3, if the Executive breaches, or threatens to breach, any of the provisions of Section 8 (the "Restrictive Covenants"), the Company shall have, in addition to its right immediately to terminate this Agreement for Cause, the right and remedy (which right and remedy shall be independent of others and severally enforceable, and which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity) to seek an injunction or other equitable relief to prevent any such breach or continuing breach, , including having the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide adequate remedy to the Company.

         8.5 SEVERABILITY OF COVENANTS: The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in all respects. If any court determines that any of the Restrictive Covenants or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. The parties agree that such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to the Company, to the fullest extent possible under applicable law, the benefits intended by this Agreement. The validity, legality or enforceability of this Agreement shall not be affected by any such modification.

         8.6 ENFORCEABILITY IN JURISDICTIONS: The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of Maryland.

         9. INDEMNIFICATION. The Company hereby agrees to indemnify and hold harmless the Executive, to the fullest extent permitted by law, from and against any and all losses, claims, damages and costs incurred in connection with any lawsuit or investigation or inquiry brought against the Company and resulting from any acts occurring prior to September 14, 1998, when the Executive became a consultant for the Company.

10.      OTHER PROVISIONS.

         10.1 NOTICES: Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage paid, and shall be deemed given when so delivered personally, telegraphed, telexed, sent by facsimile transmission or, if mailed, four days after the date of mailing, as follows:

         (i)      if to the Company, to:

                           ACE*COMM Corporation
                           704 Quince Orchard Road

                           Gaithersburg, Maryland  20878

         Attention:  George Jimenez, Chairman of the Board

         (ii)     if to the Executive, to:

                             (intentionally omitted)

         Any party may notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         10.2 ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto.

         10.3 PERSONNEL POLICY MANUAL: All terms and conditions applicable to all employees of the Company contained in the ACE*COMM Employee Handbook as the same shall be in force from time to time, shall apply to the employment of the Executive except to the extent that they conflict with the specific terms and conditions of this Agreement, in which event the terms and conditions of this Agreement shall prevail.

         10.4 WAIVERS AND AMENDMENTS: This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Executive and the Chairman of the Board of the Company (each, in such capacity, a party) or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other further exercise thereof or the exercise of any other right, power or privilege hereunder.

         10.5 GOVERNING LAW; NO OTHER AGREEMENTS: This Agreement has been negotiated and is to be performed in the State of Maryland, and shall be governed and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within such State. This Agreement supersedes, as of its effective date, any other oral or written agreement between the parties with respect to the subject matter hereof.

         10.6  SUCCESSORS.
          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined in this Agreement and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         10.7 COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         10.8 TAXES: The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement on the date first above written.


                                        ACE*COMM Corporation



                                        By: ____________________________________
                                            George Jimenez
                                            Chairman of the Board




                                        ________________________________________
                                        James Eckler

                                  ATTACHMENT A

                              ACE*COMM CORPORATION
                     AMENDED AND RESTATED OMNIBUS STOCK PLAN
           AMENDED AND RESTATED INCENTIVE STOCK OPTION GRANT AGREEMENT


         This Amended and Restated Incentive Stock Option Grant Agreement (the "Agreement") is entered into effective as of October 7, 1999, by and between ACE*COMM Corporation, a Maryland corporation (the "Company"), and James K. Eckler ("Grantee"), accelerates the vesting schedule of the Incentive Stock Option Grant Agreement dated as of August 13, 1999, but is otherwise identical to that Grant Agreement, which it supersedes.

                                    ARTICLE 1
                                 GRANT OF OPTION

         Section 1.1 Grant of Option. Subject to the terms and conditions prescribed in the Agreement and pursuant to the provisions of the Amended and Restated Omnibus Stock Plan (the "Plan"), the Company hereby grants to Grantee as of March 4, 1999 (the "Grant Date"), an Incentive Stock Option (the "Option") to purchase all or any part of 88,500 shares of voting common stock of the Company (the "Stock") at an exercise price of $3.125 per share (the "Exercise Price").

         Section 1.2 Term of Option. Unless the Option granted pursuant to
Section 1.1 hereof terminates earlier pursuant to other provisions of the Agreement, the Option shall expire at 5:00 p.m. Eastern Time on the day prior to the tenth (10th) anniversary of its Grant Date.

                                    ARTICLE 2
                                     VESTING

         Section 2.1 Vesting. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, Grantee shall become vested in the Option in accordance with the schedule below, provided, however, that Grantee shall have been in the continuous, full-time employ of the Corporation from the Grant Date through the applicable date below:

                                                  Fraction of
              Date                               Option Vested

         August 13, 1999                           One-Third
         October 7, 2000                           One-Third
         October 7, 2001                           One-Third

                                    ARTICLE 3
                               EXERCISE OF OPTION

         Section 3.1 Exercisability of Option. The Option shall be exercisable with respect to any vested shares. Except as otherwise provided herein, no portion of the Option shall be exercisable by Grantee prior to the time such portion of the Option has vested. Vested Option Shares that have become exercisable shall remain exercisable throughout the term of this Option, except as otherwise set forth in this Agreement, including Article 4.

         Section 3.2 Manner of Exercise. The exercisable portion of the Option shares may be exercised, in whole or in part, by delivering written notice to the Compensation Committee of the Board of Directors in accordance with Section
5.8 hereof in such form as the Committee may require from time to time; provided, however, that the Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares then exercisable is less than one hundred (100)). Such notice shall specify the number of shares of Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of the shares of Stock as to which the Option is being exercised and any applicable withholding taxes which may be due. Payment of the Exercise Price and any withholding tax obligations shall be made in cash (or cash equivalents acceptable to the Committee in the Committee's discretion). In the Committee's sole and absolute discretion, the Committee may authorize payment of the Exercise Price and any withholding tax obligations to be made, in whole or in part, by such other means as the Committee may prescribe. The Option may be exercised only in multiples of whole shares and no partial shares shall be issued.

         The Committee, subject to such limitations as it may determine, may authorize payment of the Exercise Price and any withholding tax obligations in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Company to deliver the certificates for such purchased shares directly to such brokerage firm.

         Section 3.3 Issuance of Shares and Payment of Cash upon Exercise. Upon exercise of the Option, in whole or in part, in accordance with the terms of the Agreement and upon payment of the Exercise Price and any withholding tax obligations for the shares of Stock as to which the Option is exercised, the Company shall issue to Grantee or Grantee's permitted transferee, as the case may be, the number of shares of Stock so paid for, in the form of fully paid and nonassessable Stock.

                                    ARTICLE 4
                              TERMINATION OF OPTION

         Unless the Option has earlier terminated pursuant to the provisions of the Agreement, the Option granted to Grantee shall terminate in its entirety upon the termination of Grantee's employment with the Company, but in any event not later than on the day prior to the tenth anniversary of the Grant Date.

                                    ARTICLE 5
                                  MISCELLANEOUS

         Section 5.1 Non-Guarantee of Employment or Other Relationship. Nothing in the Plan or the Agreement shall be construed as a contract of employment or for services between the Company (or an affiliate) and Grantee, or as a contractual right of Grantee to continued employment or affiliation with the Company or an affiliate, or as a limitation of the right of the Company or an affiliate to terminate its relationship with Grantee at any time.

         Section 5.2 No Rights of Stockholder. Grantee shall not have any of the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of the Option until such shares of Stock have been issued to him upon the due exercise of the Option.

         Section 5.3 Withholding of Taxes. The Company or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option; provided, however, that the value of the shares of Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Company or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, the Company may refuse to issue any Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

         Section 5.4 Nontransferability of Option. Except as expressly authorized by the Committee in writing, the Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of Grantee, the Option may be exercised only by Grantee or, during the period Grantee is under a legal disability, by Grantee's guardian or legal representative.

         Section 5.5 Agreement Subject to Charter, By-Laws and Governing Laws. This Agreement is subject to the Charter and By-Laws of the Company, and any applicable Federal or state laws, rules or regulations, including without limitation, the laws, rules, and regulations of the State of Maryland, other than the conflict of laws principles thereof.

         Section 5.6 Gender. As used herein the masculine shall include the feminine as the circumstances may require.

         Section 5.7 Headings. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

         Section 5.8 Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

         Section 5.9 Entire Agreement; Modification. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

         Section 5.10 Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern, as interpreted by the Committee in good faith.

         IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.


ATTEST:                                     ACE*COMM CORPORATION



_____________________________               By: ______________________________



WITNESS:                                    GRANTEE



_____________________________               __________________________________

                                            James K. Eckler